EXHIBIT 10.3

              BLUE SKY LOCK-UP LETTER TO ST. LAWRENCE STOCKHOLDERS





St. Lawrence Stockholder
------------------------
------------------------


Dear Stockholder:

         We would like to inform you that Paragon Acquisition Company, Inc, ("Paragon"), a company in which The St. Lawrence Seaway Corporation ("St.
Lawrence")  owns 514,191  shares,  has filed a  registration  statement with the
Securities and Exchange Commission (the "Commission") registering the distribution (the "Distribution") of one share of Paragon $.01 par value Common Stock (the "Shares") and one right to subscribe for two (2) additional Shares of Paragon (the "Subscription Rights") to St. Lawrence stockholders for each share of St. Lawrence stock owned on February [xx], 1997 (the "Record Date"). The Distribution to St. Lawrence stockholders is being made by St. Lawrence for the purpose of providing St. Lawrence stockholders with an equity interest in Paragon without such stockholders being required to contribute any cash or other capital in exchange for such equity interest. St. Lawrence stockholders will not be required to make any payments for the Paragon Shares or Subscription Rights. In addition, the Distribution of Paragon Shares and Subscription Rights will not effect any of your rights as a Stockholder in St. Lawrence. The Distribution is more fully described in the enclosed prospectus.

         Paragon is a "blank check" company which does not yet have a specific operating business; its business purpose is to enter into a business combination with an operating business. Because Paragon is a "blank check" company, the securities division of __________ (the "State") will not yet permit the Distribution in your State. Consequently, although you are a holder of ______ shares of St. Lawrence stock as of the Record Date, St. Lawrence is not, at this time, permitted to distribute to you Paragon Shares and Subscription Rights.

          St. Lawrence has agreed to hold the Shares to which you would have been entitled in a separate escrow account maintained by Continental Stock Transfer & Trust Company (the "Escrow Agent"). In addition, Paragon has agreed to undertake reasonable efforts to register or obtain an exemption from registration for the distribution of those Shares to you at the time Paragon files a post-effective amendment to its registration statement identifying a proposed business combination. In the event Paragon consummates a business combination in accordance with the terms and conditions set forth and referred to in the enclosed Prospectus, and Paragon has not been successful in registering or obtaining an exemption for the distribution of Shares to you, then Paragon shall continue to undertake reasonable efforts from time to time to register or obtain an exemption for the distribution of Shares to you until such time as such registration or exemption is available.

         While the Shares are held in the escrow account in St. Lawrence's name, you will not be entitled to vote or direct the voting of the Shares, receive dividends or any other distributions related to the Shares or exercise any other rights incident to ownership of the Shares. St. Lawrence will not be permitted to vote or direct the voting of the Shares or sell, pledge, hypothecate or otherwise dispose such Shares while they are held in the escrow account. St. Lawrence will not exercise any Subscription Rights held in the escrow account, and such Subscription Rights will expire if they do not become distributable to you prior to the consummation of a Business Combination.

         At the time St. Lawrence receives notification from Paragon that registration or an exemption has been obtained for the distribution of the Shares to you, then St. Lawrence shall instruct the Escrow Agent to prepare and replace the Shares held by St. Lawrence in the Escrow Account with Paragon Shares recorded in your name, and in the event all of the conditions of Rule 419 have been satisfied for release of the Shares from the Escrow Account, then the Shares shall be released from the Escrow Account and delivered directly to you.

         Should you have any questions regarding this letter or the terms of the Distribution described in the enclosed Prospectus, please feel free to contact Frederick P. Callori at Lane Altman & Owens LLP, counsel to Paragon, at (617) 345-9800.


                                                  The St. Lawrence Seaway
                                                  Corporation

                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________




         Acknowledged and agreed to by:

         Paragon Acquisition
         Company, Inc

         By:_________________________
         Name:_______________________
         Title:______________________